Exhibit 10.12

                          WHITE ROCK ENTERPRISES, LTD.
                                STOCK OPTION PLAN


1.   Purpose of the Plan.

     This Plan shall be known as the "White Rock Enterprises, Ltd. Stock Option Plan" and is hereinafter referred to as the "Plan." The purpose of the Plan is to aid in maintaining and developing individuals capable of assuring the future success of White Rock Enterprises, Ltd. (a Nevada corporation), d/b/a ISES Corporation (the "Company"), to offer such individuals additional incentives to put forth maximum efforts for the success of the Company, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options as provided herein. Options granted under this Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not qualify as Incentive Stock Options ("Non-Statutory Stock Options").

2.   Stock Subject to the Plan.

     Except as may be provided by section 12, the Shares of stock to be subject to options under the Plan shall be Shares of the Company's authorized common stock ("Shares"). Such Shares may be either authorized but unissued Shares, or issued Shares which have been reacquired by the Company. Subject to any adjustment as provided in section 12, the maximum number of Shares on which options may be exercised under this Plan shall be Five Million (5,000,000) Shares. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any Shares, such Shares shall again be available for options thereafter granted during the term of the Plan.

3.   Administration of the Plan.

     (a) The Plan shall be administered by the Board of Directors of the Company or a special committee of three or more directors of the Company. If a special committee is to be used, the members of such special committee shall be appointed by and serve at the pleasure of the Board of Directors. The group administering the Plan shall be referred to herein as the "Committee."

     (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of this Plan, (i) to determine the purchase price of the Shares covered by each option, (ii) to determine the individuals to whom and the time or times at which such options shall be granted and the number of Shares to be subject to each option, (iii) to determine the terms of exercise of each option, (iv) to accelerate the time at which all or any part of an option may be exercised, (v) to amend or modify the terms of any option with the consent of the optionee, (vi) to interpret the Plan, (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, (viii) to determine the terms and provisions of each option agreement under this Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, and (ix) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under section 13 to amend or terminate the Plan. The Committee's determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive.


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     (c) The  Committee  shall  select one of its members as its Chair and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The granting of an option pursuant to the Plan shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Company and the individual to whom such right is granted. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

4.   Eligibility.

     Options may be granted under this Plan to employees and directors of the Company and to consultants and other independent contractors rendering services to the Company. Incentive Stock Options may only be granted to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company. Members of the Board of Directors of the Company who are not also employees of the Company ("Non-Employee Directors") and consultants or other independent contractors shall only be eligible to receive options which do not qualify as Incentive Stock Options. Except as provided below with respect to Non-Employee Directors of the Company, the Committee shall determine the persons to whom options shall be granted and the number of Shares subject to each option. In making its determinations, the Committee may take into account the nature of services rendered by any individual, the individual's present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. Any individual (other than a Non-Employee Director) who has been granted an option under the Plan may be granted an additional option or options under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in section 422 of the Code of such employee's employer corporation and its parent and subsidiary corporations described in section 424(e) or 424(f) of the Code) exceeds $100,000 such options shall be treated as options which do not qualify as Incentive Stock Options. Incentive Stock Options must be granted within 10 years from the date the Plan is adopted by the Company's Board of Directors.

5.   Price.

         Except as provided in section 10 for 10% shareholders, the option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of Shares at the date of granting of such option. The option price for Non-Statutory Stock Options granted under the Plan shall also be determined by the Committee except that, unless otherwise provided herein, the option price for all options granted to Non-Employee Directors shall be 100% of the fair market value of Shares at the date of grant. For purposes of the preceding sentences and for all other valuation purposes under the Plan, the fair market value of the Shares shall be as reasonably determined by the Committee. If on the date of grant of any option granted under the Plan, the Shares are not publicly traded, the Committee shall

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

make a good faith  attempt  to satisfy  the  option  price  requirement  of this section 5 and in connection therewith shall take such action as it deems necessary or advisable.

6.   Term.

     Except as provided in section 10 for 10% shareholders, each option and all rights and obligations thereunder shall, subject to the provisions of section 9, expire on the date determined by the Committee and specified in the option agreement; provided, however, options granted Non-Employee Directors shall expire ten (10) years from the date of grant. The Committee shall be under no duty to provide terms of like duration for options granted under the Plan, but the term of any option may not extend more than ten (10) years from the date of granting of such option.

7.   Exercise of Option.

     (a) The Committee shall have full and complete authority to determine, subject to section 9, whether options granted to any individual, other than a Non-Employee Director, will be exercisable in full at any time or from time to time during the term of the option, and to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the option as the Committee may determine.

     (b) The exercise of any option granted hereunder shall only be effective at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

     (c) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of Shares subject to such exercise. The full purchase price of such Shares shall be tendered with such notice of exercise. Payment shall be made to the Company either (i) in cash (including check, bank draft or money order), or, at the discretion of the Committee, (ii) by delivering certificates for Shares already owned by the optionee having a fair market value equal to the full purchase price of the Shares, (iii) by authorizing the Company to withdraw whole Shares which would otherwise be delivered upon exercise of the option having a fair market value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise or (iv) a combination of (i), (ii) and (iii). The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (ii) - (iv) and in the case of an optionee who is subject to
Section 16 of the Securities Exchange Act of 1934, as amended, the Company may require that the method of marking such payment be in compliance with Section 16 and the rules and regulations issued thereunder. Until the optionee has been issued a certificate or certificates for the Shares subject to such exercise, the optionee shall possess no rights as a stockholder with respect to such Shares.

8.   Restrictions on Transferability.

     All Shares acquired upon exercise of the options granted under the Plan shall be subject to any restrictions, including restrictions on transfer, set out in the By-Laws of the Company. In addition, the Committee shall have full and complete authority to determine whether all or any part of the Shares acquired upon exercise of any of the options granted under the Plan shall be subject to


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

any other restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's rights with respect thereto, but any such restriction determined by the Committee shall be included in the agreement relating to such options.

9.   Effect of Termination of Service or Death.

     (a) In the event that an optionee shall separate from service with the Company for any reason other than serious misconduct as described in section 9(b) or death or disability as described in section 9(c), such optionee shall have the right to exercise an option at any time within three months after such separation from service to the extent of the full number of Shares the optionee was entitled to purchase under the option on the date of separation, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

     (b) In the event that an optionee shall separate from service with the Company by reason of the optionee's serious misconduct during the course of the optionee's term of service, including, but not limited to wrongful appropriation of funds from the Company, improper use or disclosure of Company's confidential information, or the commission of a gross misdemeanor or felony, any option held by optionee shall be terminated as of the date of the misconduct.

     (c) If an optionee shall die prior to separation from service with the Company or within three months after separation from service for any reason other than serious misconduct, or if the optionee's service is terminated because optionee has become disabled (within the meaning of Code section 22(e)(3)) prior to separation from service with the Company and such optionee shall not have fully exercised an option, such option may be exercised at any time within twelve months after the optionee's death or the date of such disability by the optionee or the personal representatives of the optionee, as applicable, or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Shares the optionee was entitled to purchase under the option on the date of death (or termination of service, if earlier) and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

10.  Ten Percent Shareholder Rule.

     Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Code section 424(d)) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations (within the meaning of Code sections 424(e) or 424(f)), if any, then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of section 422(c)(5) of the Code, the option price shall be not less than 110% of the fair market value of the Shares determined as provided in section 5, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.



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11.  Non-Transferability.

     No option granted under the Plan shall be transferable by an optionee, otherwise than by will or the laws of descent or distribution as provided in section 9(c). During the lifetime of an optionee the option shall be exercisable only by such optionee, except that a duly authorized personal representative may exercise on behalf of a disabled optionee.

12.  Dilution or Other Adjustments.

     If there shall be any change in the Shares through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in corporate structure, the Committee may make such adjustments in the Plan and outstanding options as it, in its sole discretion, deems appropriate. In the event of any such changes, adjustments may include, where appropriate, changes in the aggregate number of Shares subject to the Plan and the number of Shares and the price per share subject to outstanding options, in order to prevent dilution or enlargement of option rights.

13.  Amendment or Discontinuance of Plan.

     The Board of Directors may amend or discontinue the Plan at any time. However, no amendment of the Plan shall, without stockholder approval: (i) increase the maximum number of Shares under the Plan as provided in section 2,
(ii) decrease the minimum option price provided in section 5, (iii) extend the maximum option term under section 6, or (iv) materially modify the eligibility requirements for participation in the Plan. The Board of Directors shall not alter or impair any rights or obligations under any option previously granted under the Plan without the consent of the holder of the option.

14.  Agreement.

     Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the agreement.

15.  No Guaranty of Continued Service.

     Nothing in the Plan or in any agreement thereunder shall confer on any employee, director, independent contractor or consultant any right to continue in service to the Company or affect, in any way, the right of the Company or its shareholders to terminate the service of any employee, director, independent contractor or consultant at any time.


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16.  Tax Withholding.

     The Company shall have the right to require, prior to issuance or delivery of any Shares, payment by the holder of such shares of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such issuance or delivery of my Shares.

17.  Effective Date and Termination of Plan.

     (a) The Plan was approved by the Board of Directors on March 15, 2000 and shall be effective as of that date provided it is approved by the shareholders of the Company within twelve (12) months thereof.

     (b) Unless the Plan shall have been discontinued as provided in section 13, the Plan shall terminate March 15, 2010. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.



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